EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Crown Media Holdings, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-37588) on Form S-8 of Crown Holdings, Inc. of our reports dated March 28, 2006, with respect to the consolidated balance sheets of Crown Media Holdings, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Crown Media Holdings, Inc. Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, effective July 1, 2003.

Our report dated March 28, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Crown Media Holdings, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses have been identified and included in management’s assessment as of December 31, 2005:

•                The Company does not have sufficient policies and procedures related to the review of the Company’s annual and interim consolidated financial statements. Specifically, the following deficiencies were identified: (a) ineffective review of the consolidated statement of cash flows; (b) inadequate detailed and comprehensive review of the underlying information supporting the amounts included in the Company’s annual and interim consolidated financial statements and disclosures; and (c) inadequate review of information available subsequent to the financial reporting close process for appropriate recognition and disclosure in the Company’s annual and interim consolidated financial statements. These deficiencies resulted in a material error in the presentation of a non-cash item in the consolidated statements of cash flows for the nine-month period ended September 30, 2005 and the year ended December 31, 2005; errors in the classification of short- and long-term balance sheet accounts in the December 31, 2005 consolidated financial statements; and errors in the amounts of commitments and contingencies disclosed in the December 31, 2005 consolidated financial statements. These errors were corrected prior to the issuance of the Company’s consolidated financial statements as of and for the year ended December 31, 2005. These deficiencies result in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements would not be prevented or detected on a timely basis.

•                The Company’s controls over access to the general ledger and certain accounting application systems were not designed effectively to provide adequate segregation of duties. Specifically, the following design deficiencies were identified: (a) certain members of accounting management had the ability to both initiate and approve journal entries; (b) certain members of accounting management had the ability to initiate and approve the payment of invoices and sign checks; and (c) a member of accounting management had access to an accounting application system and the ability to change information included therein without review and approval. These deficiencies result in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements would not be prevented or detected on a timely basis.

/s/ KPMG LLP

Denver, Colorado

March 28, 2006